                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 8, 1996


             Brauvin Corporate Lease Program IV L.P.
      (Exact name of registrant as specified in its charter)


    Delaware                    0-21536            36-3800611
(State of or other            (Commission         (IRS Employer
jurisdiction of               File Number)        Identification
incorporation)                                          Number)


150 South Wacker Drive, Suite 3200, Chicago, Illinois    60606
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code  (312) 443-0922



(Former name or former address, if changed since last report)

Item 5.   Other Events.

     The Special Meeting of Limited Partners of Brauvin Corporate Lease Program IV L.P. (the "Partnership") was held on Friday, November 8, 1996 at 10:30 a.m. At this Special Meeting, the Limited Partners holding a majority of the units of limited partnership interest in the Partnership approved the sale of substantially all of the assets of the Partnership to Brauvin Real Estate Funds, L.L.C., a Delaware limited liability company, and the liquidation and dissolution of the Partnership, which approval automatically resulted in the adoption of an amendment to the Partnership's Restated Limited Partnership Agreement, as amended, to allow the Partnership to sell or lease property to affiliates.

                            SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          BRAUVIN CORPORATE LEASE PROGRAM IV L.P.
                          (Registrant)

                          By:  BRAUVIN REALTY ADVISORS IV, INC.


DATE:  November 8, 1996   By:      /s/ James L. Brault

                          Name:    James L. Brault
                          Title:   Executive Vice President